Exhibit 99.1

Exhibit 99.1

Investor Presentation

February 2005

Forward Looking Information

This presentation may include forward-looking statements. These forward-looking statements include comments with respect to our objectives and strategies and the results of our operations and our business. However, by their nature, these forward-looking statements involve numerous assumptions, uncertainties and opportunities, both general and specific. The risk exists that these statements may not be fulfilled. We caution readers of this presentation not to place undue reliance on these forward-looking statements, as a number of factors could cause future company results to differ materially from these statements. Forward-looking statements may be influenced in particular by factors such as fluctuations in interest rates and stock indices, the effects of competition in the areas in which we operate and changes in economic, political, regulatory and technological conditions. We caution that the foregoing list is not exhaustive. When relying on forward-looking statements to make decisions, investors should carefully consider the aforementioned factors and the other information contained in the prospectus related to this offering as well as other uncertainties and events.

Stock Profile

NASDAQ Symbol: PLSB

Recent Price (1/25/05): $25.05

Market Cap: $373 million

Shares Outstanding: 14.9 million

Float: 13.6 million

Avg. Volume: 67,272

Forward P/E*: 14.7

Price/Book (mrq): 1.95

*Based on 2005 consensus analyst estimates

Investment Considerations

Exceptional opportunities in two of California’s high growth markets

Experienced management team that has extensive knowledge of both Northern and Southern California banking markets Asset sensitive balance sheet well positioned for a rising interest rate environment Attractive banking franchise with low cost of deposits Highly leveragable cost structure in place Recent acquisition will add $0.30 per share in 2005

Company Overview

Placer Sierra Bancshares

At $1.8 billion, Placer Sierra is the largest community bank headquartered in Central California Placer Sierra operates in the greater Sacramento and Southern California high-growth market areas Experienced M&A and commercial bank management team in both Northern and Southern California

Located in High Growth Areas

31 branches in Northern California

9 branches in Southern California

Strong Trends in Key Metrics

Net Income

(in 000s)

$18,000 $16,000 $14,000 $12,000 $10,000 $8,000 $6,000 $4,000 $2,000 $0

$636

$3,325

$9,228

$14,435

$16,768

2000 2001 2002 2003* 2004**

Efficiency Ratio

140% 120% 100% 80% 60% 40% 20% 0%

126.63%

84.15%

80.46%

69.56%

64.75%

2000 2001 2002 2003* 2004**

*Excluding gain on sale of branches

**Based on operating earnings, which excludes merger-related costs and losses related to restructuring of acquired investment securities

Strong Trends in Key Metrics

ROAA

1.40% 1.20% 1.00% 0.80% 0.60% 0.40% 0.20% 0.00%

0.05%

0.25%

0.66%

1.02%

1.15%

2000 2001 2002 2003* 2004**

ROAE

12% 10% 8% 6% 4% 2% 0%

0.47%

2.25%

6.29%

9.10%

9.55%

2000 2001 2002 2003* 2004**

*Excluding gain on sale of branches

**Based on operating earnings, which excludes merger-related costs and losses related to restructuring of acquired investment securities

Consistently Strong Growth

Five Year CAGR*

Net income**: 66%

Loans: 15%

Non-interest bearing deposits: 17%

Net interest income: 18%

Non-interest income: 18%

*Five years ended December 31, 2004

**Based on operating earnings for 2004, which excludes merger-related costs and losses related to restructuring of acquired investment securities

Attractive Markets: Northern California

Serving Placer, Sacramento & El Dorado Counties

Low unemployment rate in the Sacramento region, 5.4% in June 2004, vs. 5.6% nationally Placer County’s population has grown 43.8% in the last decade vs. 13.1% nationally and was rated number one in job growth among urban counties nationally Placer County deposit growth of 14.9% exceeds the national average

Attractive Markets: Southern California

Serving Los Angeles and Orange Counties

Orange County’s unemployment rate was 3.5% in June 2004, the second lowest in the U.S.

Los Angeles County ranked first, and Orange County ranked seventh in population growth of 3,000 U.S. counties Los Angeles County deposit growth of 14.6% exceeds the national average

Operating and Growth Strategies

Capitalize on growth opportunities in both our northern and southern California markets

Expand through strategically placed new branches in Northern California Acquire one or more retail banking franchises in Southern California to complement Bank of Orange County’s well established commercial lending business

Continue to aggressively recruit experienced commercial bankers with portfolios of loyal customers

Operating and Growth Strategies

Use our size to give us a competitive advantage

Secured loan lending limit was $58.7 million as of Dec. 31, 2004 Unsecured loan lending limit was $35.2 million as of Dec. 31, 2004

Continue to leverage our integrated, customer-centered sales and service culture

Big bank sales culture combined with community bank customer service results in high loan and deposit growth Investment in MCIF/CRM software provides ability to identify sales opportunities and enhance product and customer profitability

Financial Performance

2004 Financial Highlights

Temporary excess liquidity negatively impacted EPS in second half of 2004 by approximately $0.06 per share Operating EPS increased 8.4% Organic loan growth of 14.0% Organic deposit growth of 13.5% Operating ROAA increased to 1.15% from 1.02% Operating ROAE increased to 9.55% from 9.10%

Q4 2004 Financial Highlights

Temporary excess liquidity negatively impacted EPS by approximately $0.03 per share Operating EPS increased 15.4% Organic annualized loan growth of 11.7%

Significant prepayments mitigated overall loan growth

Organic annualized deposit growth of 13.1% Cost of deposits of 0.66% NPAs 0.20% of total assets

Loan Portfolio Composition

Low Risk Real Estate Focus

Unfunded Commercial Lines Doubled

December 31, 2001 $873,143

24%

7%

18%

3%

4%

44%

December 31, 2004 $1,296,596

20%

14%

14%

1% 2%

50%

Real Estate—Commercial Real Estate—Construction Consumer

Real Estate—Residential Commercial Leases & Other

Deposit Composition

Increasing Non-interest Bearing Deposits Decreasing Time Deposits

December 31, 2001 $1,118,883

35%

10%

15%

14%

26%

Cost of deposits for twelve months ended 12/31/01: 2.47%

December 31, 2004 $1,500,059

12%

18%

17%

32%

21%

Cost of deposits for three months ended 12/31/04: 0.66%

Non-Interest Bearing Money Market Time

Interest Bearing Demand Savings

Core Deposit Growth

$1,600 $1,400 $1,200 $1,000 $800 $600

$1,118.9

$1,198.1

$1,137.1

$1,500.0

$727.9

$1,017.5

$912.6

$975.8

$904.6

$1,184.4

$894.6

2001 2002 2003 2004

Core Deposit Growth $276.9 mm Deposit Restructure Impact—($224.3mm)

Total Deposit Growth—$381.1mm

Net Interest Margin

Net interest margin has been impacted by rapidly declining interest rates and high levels of loan portfolio prepayments, yet has stayed relatively stable due to balance sheet management.

7.0% 6.0% 5.0% 4.0% 3.0% 2.0% 1.0% 0.0%

5.01%

6.26%

5.02%

3.88%

4.59%

1.67%

4.83%

1.12%

4.92%

1.36%

7.0% 6.0% 5.0% 4.0% 3.0% 2.0% 1.0% 0.0%

2000 2001 2002 2003 2004

Net Interest Margin

Avg. Fed Funds

Stable Cost of Deposits*

6.00% 5.00% 4.00% 3.00% 2.00% 1.00% 0.00%

4.00% 4.00% 4.00% 4.00% 4.00% 4.00%

4.25%

4.50%

4.75% 4.75%

5.00%

5.25%

1.00% 1.00% 1.00% 1.00% 1.00% 1.00%

1.25%

1.50%

1.75%

1.75%

2.00% 2.00%

0.66% 0.66% 0.65% 0.64% 0.65% 0.66% 0.61% 0.61% 0.64% 0.65% 0.66% 0.66%

Jan Feb Mar Apr May June July Aug Sep Oct Nov Dec

PLSB Deposits

Fed Funds

Prime

*January through December 2004

Catalysts for Strong Future Performance

Attractive markets driving balance sheet growth

High performance sales culture being adopted at Bank of Orange County and Bank of Lodi Combination of revenue growth and reduction in redundant overhead at Bank of Orange County and Bank of Lodi will drive efficiency ratio to mid-50% range by end of 2005 Further increases in interest rates and treasury yields will have a positive impact on net interest margin Acquisition of Bank of Lodi will be highly accretive in 2005 Reallocation of liquidity from Federal Funds sold into securities portfolio

2005 Expectations

Q1 EPS of $0.35 - $0.37

Funded full year loan growth of 11%-12%

Loan production expected to be significantly higher CRE loan production being sold to generate near-term income to support expansion in Fresno and Southern California

Full year deposit growth of 14%-15% Continued high credit quality Increasing net interest margin

Long-Term Performance Goals

ROE: 15%

ROA: 1.50%-1.60%

EPS Growth: 20%/Year

Loan Growth: 13%/Year

Deposit Growth: 14%/Year

Efficiency Ratio: 50%-55%

Investor Presentation

February 2005

INVESTMENT PROFILE FEBRUARY 2005

Placer Sierra Bancshares (Nasdaq: PLSB) is a leading community banking franchise primarily serving the greater Sacramento, Los Angeles, and Orange County areas. Capitalizing on some of the fastest growing markets in the country, Placer Sierra Bancshares has leveraged a deep and talented management team, a diverse portfolio of financial product offerings, and a sales culture committed to best-in-class customer service to deliver consistent improvement in key metrics such as net income, return on equity (ROE), return on assets (ROA) and operating efficiency ratio. Due to the significant improvement in its financial performance over the past four years, the Company started paying a dividend in January 2005 and intends to increase it as the Bank continues to grow.

Following the acquisition of First Financial Bancorp (which closed in December 2004), Placer Sierra Bancshares has 40 branches and $1.8 billion in assets, making it the largest community bank operating in California’s Central Valley. The First Financial acquisition expands PLSB’s footprint south of Sacramento into the high growth markets along the Highway 99 corridor in Central California. Building on the solid reputation it has developed in Sacramento—the most influential metropolitan area along the Highway 99 corridor—PLSB plans to expand its operations southward to Fresno through de novo branch openings and/or additional acquisitions in order to take advantage of attractive, under-banked markets along Highway 99.

Placer Sierra Bancshares serves small and medium sized businesses, as well as the consumer market. By offering its customers the resources of a large financial institution, with the resourcefulness and superior customer service of a community bank, Placer Sierra has built a successful niche in relationship banking that has resulted in a growing customer base and an attractive, low-cost deposit franchise.

Recent Price (1/25/05)	$25.05
Market Capitalization	$373 million
Shares Outstanding	14.9 million
Float	13.6 million
Average Daily Volume	67,232
Forward P/E*	14.7
Price to Book	1.95

*	Based on 2005 consensus estimates

Placer Sierra Bancshares

525 J Street

Sacramento, CA 95814

(916) 554-4750

www.placersierrabancshares.com

NASDAQ: PLSB

INVESTMENT APPEALS

Significant opportunities in high-growth California market – PLSB currently operates in two of California’s most robust markets, including the greater Sacramento area and Orange County in southern California. Through its acquisition of First Financial Bancorp, PLSB has extended its footprint south of Sacramento along the high-growth Highway 99 corridor in the Central California Valley. This under-banked area shares demographics similar to the markets in which PLSB already operates, including 3.5 million residents with an average household income of slightly more than $50,000. Collectively, there are almost $43 billion in deposits throughout the area and less than 570 banking offices. PLSB plans to strengthen its position from Sacramento to Fresno through de novo branch openings and/or additional acquisitions.

Significantly improved balance sheet – PLSB’s management team has tremendously improved the quality of its balance sheet through an organized re-constitution of its deposit and loan portfolios. The Company’s deposit base, which was composed primarily of higher cost certificate of deposits (CDs), is now comprised primarily of less expensive NOW and Demand accounts. In the five years from 1999 to 2004, PLSB significantly reduced its cost of deposits from 2.47% to 0.66%. As a result, PLSB has generated exceptional improvement in several key operating metrics. The Company also maintains a rigorous set of underwriting standards to keep loan and lease portfolio losses to a minimum.

Strong trends in key metrics – PLSB has generated consistent improvement in all of its key metrics over the past four years. From 1999 to 2004 (using operating earnings for 2004), PLSB’s net income grew at a compound annual rate of 66%, while its ROAA improved from 0.05% to 1.15% and its ROAE improved from 0.47% to 9.55%. The acquisition of First Financial Bancorp is expected to drive further improvement in ROAA and ROAE to approximately 1.35% and 13%, respectively, in 2005.

Sales and service culture promotes profitability – The culture at PLSB revolves around sales and service standards that have allowed the Company to build and maintain a stellar community banking reputation. Investments in software and technology provide Placer Sierra Bancshares with the ability to quickly identify sales opportunities and enhance the profitability of its existing relationships. The Company recruits talented and experienced bankers who bring existing client relationships and portfolios, and provides regular training and feedback to all employees to ensure best-in-class service for its customers.

Experienced management team leading future growth – PLSB’s management team has an average of almost 30 years of banking experience, with extensive knowledge of both the northern and southern California markets. In addition, the senior members of the management team have extensive M&A experience and are adept at identifying, valuing and integrating acquisitions that enhance shareholder value.

BUSINESS OVERVIEW

Over the last five years, the management of Placer Sierra Bancshares has successfully transformed the Company from a traditional savings and loan to a community-based commercial bank that emphasizes relationship banking and generating low cost deposits. As a result, PLSB has realized significant improvements in several key performance metrics.

Creating a Low Cost Deposit Base

Through highly effective balance sheet management, PLSB has significantly improved its deposit base. By managing out high-cost, non-relationship deposits and replacing them with additional core deposits, the Company has dramatically changed the composition of its deposit base and substantially lowered its cost of funds.

By reducing its dependence on high cost CDs, and developing a superior customer service culture to attract non-interest bearing commercial and personal checking accounts, PLSB reduced its interest expense to total assets ratio to 0.5% in 2004 from 3.2% in 1999. This contributed to a $35.3 million increase in net interest income from 1999 to 2004.

While the Company has more than doubled its total deposits during the re-constitution period, it has also significantly lowered its cost of funds to create

Investment Profile	2	February 2005

NASDAQ: PLSB

	December 31, 2000		December 31, 2004
Category	Dollar Amount	% of Total Deposits	Dollar Amount	% of Total Deposits
Demand	$284 MIL	26%	$485 MIL	32%
NOW	$133 MIL	12%	$257 MIL	17%
Money Market	$172 MIL	16%	$263 MIL	18%
Savings	$101 MIL	9%	$180 MIL	12%
Time < $100,000	$247 MIL	23%	$176 MIL	12%
Time > $100,000	$155 MIL	14%	$140 MIL	9%
Total	$1.1 BIL	100%	$1.5 BIL	100%

a healthier, more profitable banking franchise that is well positioned to continue generating significant future growth.

Operating in Attractive and Growing Markets

Placer Sierra Bancshares operates in some of the most attractive, high growth markets in California. Following its acquisition of First Financial Bancorp, the Company’s community bank network in northern California now stretches from Sierra County (to the north) to San Joaquin County (to the south), and in southern California, from Los Angeles County (to the north) to Orange County (to the south).

The California market provides a favorable environment for PLSB’s community banking franchise. Specifically, the Sacramento region enjoys low unemployment rates; job, population and deposit growth that are considerably higher than national averages; and a supply of affordable housing that is attractive to individuals that commute to the state’s coastal areas. In Southern California, Orange County’s unemployment rate ranks near the lowest in the nation, while population growth in both Orange and Los Angeles counties ranks near the highest among 300 U.S. counties. Through its acquisition of First Financial Bancorp, PLSB has also gained exposure to the high growth communities along the Highway 99 corridor that extends between Sacramento and Fresno. Substantial construction and infrastructure growth is expected along this corridor through 2008 to accommodate continued anticipated population and business growth in the area.

Additionally, PLSB’s customer base – which spans a number of industries, including services, retail, construction, manufacturing and transportation – is highly diversified, minimizing the Company’s exposure to downturns in any one sector.

Growing through Strategic Acquisitions

In May 2004, PLSB acquired the 9-branch, premier-performing Bank of Orange County, which extended the Company’s footprint into the high growth southern California banking market. PLSB’s Chairman and Chief Executive Officer, and the Company’s Chief Financial Officer, served in similar capacities at the Bank of Orange County. Their in-depth knowledge of Bank of Orange County and the operating environment in Los Angeles and Orange counties should facilitate a smooth integration and enhance the growth opportunities of the combined entity.

In December 2004, PLSB acquired First Financial Bancorp for $50 million, which extends the Company’s presence into rapidly growing markets south of Sacramento. The transaction is anticipated to be highly accretive, adding at least $0.30 per share to the Company’s 2005 earnings, primarily through significant opportunities to improve First Financial’s cost structure. First Financial brings a portfolio of low cost deposits to PLSB, resulting in an aggregate cost of deposits of less than 70 basis points. The use of excess capital to fund this acquisition, as well as the incremental net income to be derived from First Financial’s operations, are expected to result in a significant increase in the Company’s return on average equity in 2005.

Enhancing Profitability through a Strong Sales and Service Culture

As PLSB continues to build on the solid reputation it already enjoys as a premier community bank, the Company is leveraging its integrated, customer-centered sales and service culture to further

Investment Profile	3	February 2005

NASDAQ: PLSB

distinguish the bank from its peers. The Company’s culture focuses on a stringent set of service standards, and managers, in part, are compensated on delivery against pre-determined service levels. Independent, third-party services regularly “shop” PLSB’s branches to assess the level of customer service being provided.

PLSB has a well-established training program for its employees that includes job shadowing and cross training. Goals are clearly communicated and performance is measured against them. Daily and weekly sales meetings help focus the team on selling products that meet the bank’s balance sheet and profit goals. The Company invests in software and other technologies to identify sales opportunities and enhance the profitability of its current relationships. PLSB outsources certain back office functions that are transparent to the customer, to keep its employees focused on providing best-in-class service. The Company also plans to continue utilizing technology to reduce transaction processing times and expenses, and to continually improve its sales and service functionality.

Overall, PLSB maintains a “big bank” culture with a community bank feel, allowing it to generate strong growth in both loans and deposits, while creating loyalty among its customer base. The Company has built a well-defined niche in its markets, centered around its reputation for high service standards, quick turnaround times and large lending limits.

Maintaining High Asset Quality

Placer Sierra Bancshare’s conservative credit culture has resulted in a high-quality asset portfolio that has outperformed its peers.

PLSB utilizes a rigorous, yet efficient, credit approval process and follows stringent credit risk management practices to keep loan and lease losses to a minimum. In general, PLSB separates the loan origination, marketing and sales process from the underwriting and credit application process.

As a result of its conservative underwriting standards, the Company has built a very high quality asset base, with non-performing assets falling to 0.20% of total assets at December 31, 2004, from 0.52% of total assets at December 31, 2001. Even during a period of rapid growth, PLSB has maintained excellent asset quality and sound reserve coverage, with net charge-offs remaining below 20 basis points. At December 31, 2004, the Company’s commercial real estate loans, which comprised 50% of the loan portfolio, had an average balance of $561,000, an average loan-to-value of 44.2%, and an average seasoning of 3.5 years.

GROWTH STRATEGY

PLSB’s multi-pronged growth initiatives have been highly effective in creating the largest community-banking franchise in Central California. As the bank continues to grow, management plans to leverage its infrastructure and assets to maintain operational and financial efficiency. The Company’s business strategy reflects the following:

Organic growth – PLSB intends to grow its banking franchise by expanding its portfolio of variable interest rate loan products; aggressively recruiting experienced commercial bankers who have a loyal following of loan and deposit customers; utilizing customer relationship management software to increase profitability; implementing its high performance sales culture into the recent acquisitions to increase their productivity; expanding the retail banking capabilities of Bank of Orange County.

Extended geographic reach – PLSB plans to enhance its presence within its current operating markets, while also focusing on expanding into additional high growth areas along the Highway 99 corridor. The Company will achieve this through de novo branch openings and/or acquisitions. PLSB’s management team has significant M&A experience and understands how to identify attractive franchises, assure appropriate valuations and successfully integrate new branches and employees. When evaluating acquisition targets, management focuses on cash-on-cash returns above certain hurdle rates to create additional shareholder value. The team also looks for at least a 20% return on tangible equity and accretion within the first year of integration. When following a de novo branch opening strategy, PLSB expects each branch to reach profitability within a 12-18 month time-frame.

Investment Profile	4	February 2005

NASDAQ: PLSB

Maintaining premier community bank reputation – PLSB plans to continue leveraging its integrated, customer-centered sales and service culture to provide the highest quality service to its customers, while focusing on a needs-based selling approach. The Company also plans to establish itself as an employer of choice in its market areas to attract, develop and retain a skilled employee base. All of the bank’s branches are assessed on an on-going basis for the purpose of determining profitability, optimal location, configuration and staffing. As a result, PLSB sold 5 branches based in more remote locations that did not fit with its strategy of operating in greater metropolitan-area, high-growth communities.

Effective balance sheet management – PLSB will continue to effectively utilize customer deposits, borrowings and other interest bearing liabilities, while actively managing its investment and loan portfolio mix to maximize net interest margins and minimize interest rate and market risk. At the same time, PLSB’s management plans to maintain the high quality of its asset base to minimize non-performing assets and loan and lease losses. Through a program of prudent balance sheet management, PLSB has maintained stable net interest margins despite a declining interest rate environment and high levels of loan pre-payments. From 2000 to 2003, PLSB’s net interest margin remained within a range of 50 basis points while the average Fed Funds rate dropped more than 500 basis points.

RECENT OPERATING RESULTS

2004 Operating Performance

In 2004, PLSB’s net income was $13.0 million, or $0.90 per diluted share, compared with $15.3 million, or $1.13 per diluted share, in 2003. In 2004, operating earnings were $16.8 million, or $1.16 per diluted share, an increase of 16.1% over operating earnings of $14.4 million, or $1.07 per diluted share, in 2003. Operating earnings exclude $1.5 million (after tax) of costs related to the Company’s acquisition of the Bank of Orange County, a $2.2 million (after tax) loss related to the restructuring of Bank of Orange County’s securities portfolio, and a $895,000 (after tax) gain on sale of branches in 2003.

In the second half of 2004, growth in the Company’s operating earnings was compromised by two issues:

•	Due to a decision to abstain from investing in the Treasury market during a period of volatility, as well as the need to finance the all-cash acquisition of First Financial Bancorp, the Company maintained significant excess liquidity. It is estimated that maintaining this excess liquidity negatively impacted the Company’s second half results by $0.06 per share. By the end of 2004, the Company had fully invested this liquidity in its securities portfolio.

•	The Company was still carrying a significant amount of excess expense at Bank of Orange County following this acquisition. The cost savings associated with this transaction are not expected to be fully realized until the first quarter of 2005.

PLSB’s exceptional balance sheet growth continued in 2004, as organic growth in loans and deposits was 14.0% and 13.5%, respectively, for the full year. In the fourth quarter of 2004, organic growth in loans and deposits was an annualized rate of 11.7% and 13.1%, respectively.

FOR ADDITIONAL INFORMATION

At Placer Sierra Bancshares:

Ronald W. Bachli, Chairman & CEO

David E. Hooston, Chief Financial Officer

(916) 554-4750

At Financial Relations Board:

Tony Rossi, Investor Relations

(310) 854-8317

trossi@financialrelationsboard.com

This document contains forward-looking statements with respect to the financial condition, results of operation and businesses of Placer Sierra Bancshares within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements that relate to future financial performance and condition and pending mergers. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the Company’s control. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others: (1) the receipt of regulatory and shareholder approval for the First Financial Bancorp acquisition; (2) the success of Placer Sierra Bancshares at integrating First Financial Bancorp into its organization and achieving the targeted cost savings; (3) deterioration in general economic conditions, internationally, nationally or in the State of California; (4) increased competitive pressure among financial services companies; (5) changes in the interest rate environment reducing interest margins or increasing interest rate risk; (6) the impact of terrorist acts or military actions; and (7) other risks detailed in reports filed by Placer Sierra Bancshares with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this document, and Placer Sierra Bancshares does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Investment Profile	5	February 2005